EXHIBIT 1.6


                      JOINDER TO STOCKHOLDER AGREEMENT
                      (TELXON SYSTEMS SERVICES, INC.)



           THIS JOINDER TO STOCKHOLDER AGREEMENT is made as of March
  14 , 2000 by Telxon Systems Services, Inc. ("Assignee"), a wholly owned subsidiary of The Retail Technology Group, Inc. ("Assignor"), which is in turn a wholly owned subsidiary of Telxon Corporation ("Telxon"), with respect to the Stockholder Agreement (the "Stockholder Agreement"), dated as of November 8, 1999, between Cisco Systems, Inc., a California corporation ("Parent"), Osprey Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Telxon, by the terms of which agreement Assignor has heretofore agreed to be bound as set for in a Joinder to Stockholder Agreement dated as of November 8, 1999 (the "Prior Joinder").

                                 RECITALS:

           WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization (such agreement, as it may be amended or restated, is hereinafter referred to as the "Reorganization Agreement"), dated as of November 8, 1999, by and among Parent, Merger Sub, and Aironet Wireless Communications, Inc., a corporation existing under the laws of Delaware ("Company"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") effected in part through the conversion of each outstanding share of capital stock of Company (the "Company Capital Stock"), into shares of common stock of Parent (the "Parent Shares") at the rate set forth in the Reorganization Agreement (the "Transaction");

           WHEREAS, in order to induce Parent to enter into the Transaction, Company has agreed to use its best efforts to solicit the proxy of certain stockholders of Company on behalf of Parent, and to cause certain stockholders of Company to execute and deliver Stockholder Agreements to Parent;

           WHEREAS, as of the time of the entry of the parties into the Reorganization Agreement, Telxon owned of record 4,994,262 shares of the outstanding Company Capital Stock (the "Shares");

           WHEREAS, in order to induce Parent to enter into the Transaction, Telxon entered into the Stockholder Agreement, under which Telxon, among other things, agreed not to transfer or otherwise dispose of any of the Shares, or any other shares of Company Capital Stock acquired by such stockholder prior to the Expiration Date (as defined in Section 1.1 of the Stockholder Agreement), and also agreed to vote the Shares and any other such shares of Company Capital Stock so as to facilitate consummation of the Transaction;

           WHEREAS, pursuant to Section 9.2 of the Stockholder Agreement, Telxon has heretofore assigned the Shares to Assignor upon the written agreement of Assignor, as required by said Section 9.2 and set forth in the Prior Joinder, to be bound by the terms of the Stockholder Agreement with the same force and effect as if it were Telxon and Assignor's execution and delivery to Parent of an Irrevocable Proxy in substantially the same form as executed by Telxon pursuant to the Stockholder Agreement;

           WHEREAS, as the holder of record of the Shares as of the record date for the approval of the Merger by the Company's stockholders, Assignor has, consistent with its obligations under the Prior Joinder and the Irrevocable Proxy delivered pursuant thereto, heretofore executed and delivered a duly executed proxy in favor of the Merger in the form solicited by the Company from all of its stockholders with respect thereto (the "Merger Proxy"); and

           WHEREAS, Assignor desires to further assign the Shares to Assignee (the "Further Transfer") with the prior written consent of Parent and Merger Sub in accordance with Section 9.2 of the Stockholder Agreement.

           NOW, THEREFORE, Assignee agrees that, effective upon the written consent of Parent and Merger Sub to the Further Transfer and the effecting thereof pursuant to such consent:

           1. Assignee shall be bound by the terms of the Stockholder Agreement with the same force and effect as if it were Assignor.

           2. Assignee agrees to execute and deliver, and contemporaneously is delivering, a duly executed Irrevocable Proxy in substantially the same form as executed by Assignor pursuant to the Prior Joinder, with Assignor and Assignee hereby acknowledging and agreeing that neither this Joinder and the consent of Parent and Merger Sub thereto, nor the delivery of such Irrevocable Proxy by Assignee, shall be deemed for any purpose to revoke or otherwise affect the effectiveness of the Merger Proxy.


                         [signature page follows.]


           IN WITNESS WHEREOF, the parties have caused this Joinder to Stockholder Agreement to be executed as of the date first above written.

  ASSIGNOR:                             ASSIGNEE:
  THE RETAIL TECHNOLOGY                 TELXON SYSTEMS SERVICES, INC.
    GROUP, INC.


  By:  /s/ W. M. McGee                  By:  /s/ John W. Paxton, Sr.
      ------------------------              ----------------------------
      W. M. McGee                           John W. Paxton
      Typed or Printed Name of Signer       Typed or Printed Name of Signer

      VP / CFO                              Chairman & CEO
      Typed or Printed Title of Signer      Typed or Printed Title of Signer


      Address
Address: c/o Telxon Corporation         Address: c/o Telxon Corporation
             3300 W. Market Street               Ridgewood Corporate Center
             Akron, OH 44333                     1000 Summit Drive
                                                 Cincinnati, OH 45150

 Total Number of Shares of Company Capital Stock owned by Assignee upon consummation of the transfer:
 Common Stock:  4,994,262 shares



 CONSENTED TO this 14 day of March, 2000

      PARENT:                            MERGER SUB:
      CISCO SYSTEMS, INC.                OSPREY ACQUISITION
                                           CORPORATION


      By:  /s/ Charlie Giancarlo         By:  /s/ D. A. Rogan
         -------------------------           -------------------------
        Charlie Giancarlo                    David A. Rogan
        Typed or Printed Name of Signer      Typed or Printed Name of Signer

        Senior Vice President,
        Small-Medium Business,               Vice President, Treasurer
        Typed or Printed Title of Signer     Typed or Printed Title of Signer
        Line of Business



                             IRREVOCABLE PROXY
                              TO VOTE STOCK OF
                   AIRONET WIRELESS COMMUNCIATIONS, INC.


           The undersigned stockholder of Aironet Wireless Communications, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Cisco Systems, Inc., a California corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

           This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware Corporations Code), is coupled with an interest, including, but not limited to, that certain Stockholder Agreement dated as of even date herewith by and among Parent, Osprey Acquisition Corporation and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization between Company, Parent and Merger Sub (the "Reorganization Agreement"), which agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement. This Irrevocable Proxy shall terminate on the Expiration Date.

           The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware Corporations
 Code), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting as follows:

          (x) In favor of approval of the Merger and the Reorganization Agreement, in favor of any matter that could reasonably be expected to facilitate the Merger and against any proposal for any recapitalization, merger, sale of assets or other business combination relating to the Company (other than the Merger) and against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company under an acquisition agreement in respect of the Merger or which would result in any of the conditions to the completion of the Merger not being fulfilled.

           The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

           All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                         [Signature page follows.]

           This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

 Dated:  March  14th  , 2000        TELXON SYSTEMS SERVICES, INC.



                                    By:   /s/ John W. Paxton, Sr.
                                          -----------------------------------
                                          John W. Paxton, Sr.
                                          Typed or Printed Name of Signer
                                          Chairman & CEO
                                          Typed or Printed Title of Signer


                                    Shares beneficially owned:

                                    4,994,262 shares of Company Common Stock